UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2007

_____________________

Duckwall-ALCO Stores, Inc.

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage, Abilene, KS	67410-2832
(Address of principal executive offices)	(Zip Code)

(785) 263-3350

Registrant's telephone number, including area code

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regulation FD Disclosure

Item 7.01 - Regulation FD Disclosure

Recently the Board of Directors of Duckwall-ALCO Stores, Inc. (the "Company") approved the Company's Fiscal 2008 Operating Plan and Fiscal 2008 Capital Expenditure Plan. Details and discussion of these items are set forth in the Current Report on Form 8-K.

Fiscal 2008 Operating Plan

Details and discussion of the Fiscal 2008 Operating Plan by comparable stores, non-comparable stores and corporate level are set forth below.

Income Statement:	Comp	% of	Non-Comp	% of		% of
	Stores[1]	Sales	Stores[2]	Sales	Total	Sales
Sales	491,711,276	100.0%	47,608,877	100.0%	539,320,154	100.0%
Gross Margin	159,895,624	32.5%	16,651,008	35.0%	176,546,632	32.7%
Store Operating Expenses:
SG&A	100,878,366	20.5%	10,843,668	22.8%	111,722,033	20.7%
New Store Preopening expense	0	0.00%	3,440,173	7.2%	3,440,173	6.4%
Depreciation	2,901,491	0.6%	848,862	1.8%	3,750,353	0.7%
Total Store Operating Expenses	103,779,857	21.1%	15,132,703	31.8%	118,912,559	22.0%
Store Contribution	56,115,768	11.4%	1,518,306	3.2%	57,634,073	10.7%
Corporate SG&A:
Warehouse					9,510,189	1.8%
General Office					19,305,197	3.6%
Depreciation					3,378,246	0.6%
Total Corporate SG&A					32,193,632	6.0%
Earnings Before Interest and Taxes					25,440,441	4.7%
Interest					1,608,172	0.3%
Earnings Before Taxes					23,832,269	4.4%
Taxes					9,771,230	1.8%
Net Income					14,061,039	2.6%
EBITDA[3]					33,419,040	6.2%
EBIT[4]					25,440,441	4.7%
Select Financial Data:
Return on Average Assets[5]					7.52%
Return on Average Equity[6]					12.11%
Stores Beginning of Period					256
Stores End of Period					278
Selling Sq. Feet Beginning of Period					4,187,183
Selling Square Feet End of Period					4,620,934
Square Feet % Change					10.4%
SG&A % of Sales					28.0%
SG&A % of Gross Margin					85.6%
EBITDA per Average Selling Sq Ft7					$ 7.59
SG&A per Average Selling Sq Ft [7]					$ 34.31
Sales per Average Selling Sq Ft [7]					$ 122.46

1 Comparable Stores are those stores opened at the beginning of the previous fiscal year (Fiscal 2007) and still open at the end of the planned fiscal year (Fiscal 2008).

2 Non-Comparable Stores are those stores (a) opened in Fiscal 2007 which are planned to still be open at the end of Fiscal 2008, and (b) planned to open or close during Fiscal 2008.

3 EBITDA is Net Income before interest, taxes, depreciation and amortization. It is a non-GAAP financial measure.

4 EBIT is Net Income before interest and taxes.

5 Return on Average Assets is Net Income divided by ((beginning assets plus ending assets) divided by two).

6 Return on Average Equity is Net Income divided by ((beginning equity plus ending equity) divided by two).

7 Average Selling Square Feet is (beginning selling square feet plus ending selling square feet) divided by two.

Reconciliation and Explanation of Non-GAAP Financial Measures

EBITDA (earnings from continuing operations plus interest, taxes, depreciation and amortization) is a non-GAAP financial measure. The Company includes EBITDA as part of its disclosure as a means of enhancing its communication with stockholders. Certain stockholders have specifically requested this information as a means of comparing the Company to other retailers that disclose a similar non-GAAP performance measure. Further, management utilizes this measure internally to review performance, and to compare the Company's performance to that of its peers. EBITDA differs from the most comparable GAAP financial measure (earnings from continuing operations before discontinued operations) in that it does not include non-cash items. As a result, it may not reflect important aspects of the results of the Company's operations. The following tables show how EBITDA and EBITDA per average selling square feet are calculated:

Fiscal 2008 Operating Plan
Net Income	$14,061,039
Plus interest	$1,608,172
Plus taxes	$9,771,230
=EBIT	$25,440,441
Plus depreciation and amortization	$7,128,599
Plus stock option expense	$850,000
=EBITDA	$33,419,040

Net Income per average selling square feet	$3.19
Plus interest per average selling square feet	$0.37
Plus taxes per average selling square feet	$2.22
=EBIT per average selling square feet	$5.78
Plus depreciation and amortization per average selling square feet	$1.62
Plus stock option expense per average selling square feet	$0.19
=EBITDA per average selling square feet	$7.59

Management Discussion of Fiscal 2008 Operating Plan

The Company's Fiscal 2008 Operating Plan is based on a comparable stores sales growth goal of 5%. Management believes that through growth in electronics, a new home accessories shop, continued emphasis on fashion apparel, improved store level execution of merchandising initiatives, a more aggressive marketing plan, continued emphasis on customer satisfaction and the improvements in managing inventory obtained by its new perpetual inventory; this sales growth goal is fully achievable.

In Fiscal 2008, the Company is planning to open 25 new ALCO stores with approximately 20,000 selling square feet each. The Company anticipates these stores will have sales of $2.2 million in their first full year of operation. The plan contains a contingency to permit the Company to close three stores. If three stores were closed, the net change in store count for Fiscal 2008 would be an increase of 22 stores.

The Company plans to improve its gross margin by 160 basis points based on the initiatives previously mentioned. The Company hopes to have better control of mark downs and to implement zone pricing as a part of such initiatives. The Company also expects to see moderate relief in freight costs, reduced shrinkage, less promotional activity, and a continued improvement in its merchandise mix. The Company will also begin the year with a significant improvement on the initial markup relating to previously implemented merchandise initiatives.

Store selling, general and administrative expenses ("SG&A") are planned to be 21.4% of sales. This is a 40 basis point reduction from estimated results of 21.0% for Fiscal 2007. The majority of the expense increases are related to the 25 new stores planned to be opened plus a full year of expenses for the seven stores opened in Fiscal 2007. The new stores SG&A percent of sales is higher due to the estimated per opening costs of the stores. Also included in non-comparable stores SG&A is the estimated expenses to close three stores. These are expenses to liquidate inventory, remove furniture and fixtures and pay severance to employees, as applicable.

New stores are planned using the Company's previously disclosed new store model. The IRR economics of this model have not changed. The Company continues to evaluate the individual locations it is considering based on the criteria set forth in this model. The stores the Company opened in Fiscal 2007 based on this model are performing at or exceeding the return expected.

The Fiscal 2008 Operating Plan anticipates that store depreciation expense for comparable stores will increase for store maintenance and new fixtures to support the merchandise initiatives including the home accessories shop and other upcoming merchandise initiatives.

Corporate selling, general and administrative expenses are planned at 6.0% of sales. Warehouse expenses will increase based on sales and inflation. Some efficiency will be realized since the new perpetual inventory system is fully rolled out to all the ALCO stores. Professional services will also remain high to comply with Section 404 of Sarbanes-Oxley and regulations adopted thereunder, but these will be partially offset with the addition of an Internal Audit Department. Store operations management expenses will increase with additional District Managers and travel to support the addition of 25 new stores. Depreciation expense will increase due to the hardware and software for a new warehouse management system.

The Fiscal 2008 Plan contemplates that interest expense will decline based on the decreased use of the Company's revolving line of credit, but will be offset by anticipated increases in the interest rate. The Company has reduced its interest rate risk by placing a large portion of its information technology initiative in a combination of capital and operating leases. The majority of the Company stores are under operating leases ranging from one to 15 years in length, also reducing interest rate risk.

Income taxes are planned to be at a 41.0% effective rate.

Net income is planned to be $14.1 million.

Projected Balance Sheet as of February 5, 2008
Assets
Cash	7,606,624
Receivables	1,869,894
Inventory	136,688,873
Prepaid Expenses	3,799,544
Total Current Assets	149,964,935
Fixed Assets	103,449,885
Less Accumulated Depreciation	(70,858,936)
Net Fixed Assets	32,590,949
Capitalized Leases, net	4,492,726
Other Long Term	11,275
Deferred Income Taxes	2,500,000
Total Assets	189,559,885
Liabilities & Equity
Accounts Payable	40,224,259
Accrued Expenses	9,541,239
Income Taxes Payable	500,000
Other Liability-Current	6,782,902
Current Portion – Capital Lease Obligations	2,239,272
Total Current Liabilities	59,287,672
Revolver Notes	0
Capitalized Leases	2,440,376
Other Long Term Liabilities	4,686,127
Total Non-Current Liabilities	7,126,503

Common Stock – Par Value	380
Additional Paid in Capital	37,331,642
Net Income - Current Year	14,061,039
Retained Earnings	71,752,649
Total Stockholders' Equity	123,145,710
Total Liabilities & Equity	189,559,885

The Company has planned for its inventory to decline from Fiscal 2007. In the prior fiscal year, the Company artificially addressed out of stock concerns at its stores by overstocking in crucial merchandise categories. With the full implementation of the perpetual inventory system and automatic stock replenishment, the Company expects to bring inventory levels down on a per store basis, which will be offset by the addition of inventory for 25 new stores.

Accounts payable as a percent of inventory and merchandise vendor participation are planned to increase based on newly negotiated vendor agreements. Accounts payable as a percent of inventory is expected to increase to 29.4% from 20.2%. Days of accounts payable are expected to increase to 35.2 from 31.1.

Cash Flow Statement
Cash flows from operating activities:
Net Earnings	14,061,039
Adjustments for reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	7,128,598
Deferred income taxes	(87,260)
Decrease in receivables	1,109,106
Decrease in inventories	5,280,219
Increase in prepaid expenses and other	(801,424)
Increase in accounts payable	11,580,970
Decrease in income taxes payable	(2,372,134)
Increase in accrued expenses	1,441,239
Increase in accrued salaries & wages	486,097
Net cash provided by operating activities	37,826,390

Cash flows from investing activities:
Net cash used in investing activities (see below)	(12,958,000)

Cash flow from financing activities:
Decrease in revolver	(14,447,197)
Payments on long-term debt	(326,552)
Principal payments on capital lease obligations	(3,488,077)
Net cash used by financing activities	(18,261,826)

Net increase in cash and cash equivalents	6,606,624
Cash and cash equivalents beginning of period	1,000,000
Cash and cash equivalents at end of period	7,606,624

Fiscal 2008 Capital Expenditure Plan.

Set forth below is the detail of the Company's Fiscal 2008 Capital Expenditure Plan.

Store Openings Fiscal 2008	7,450,000
Facility Maintenance	1,950,000
Potential Relocations	783,000
Information Technology
Warehouse management system	2,500,000
Other IT software/hardware	275,000
Total Capital Expenditures	12,958,000

The Company has planned capital expenditures of $13.0 million. The Company no longer plans to construct and own its locations. Through agreements with regional developers, the Company will select appropriate markets and sites and the developers will secure the site and construct the store. The Company will negotiate and initiate a long term operating lease for the store. Capital expenditures planned for new stores is equal to the costs for furniture, fixtures and equipment, plus any leasehold improvements costs for the 25 new stores planned in Fiscal 2008.

Facilities repair and maintenance, while primarily planned for store upkeep, includes replacement fixtures needed in connection with any merchandise initiatives in the future.

The Company has not identified any stores for relocation; however, it continually analyzes its current store base to take advantage of opportunities within its current markets.

Investor Conference Call

The Company will host an investor conference call at 3:00 p.m. eastern time on February 9, 2007 to discuss its Fiscal 2008 Operating Plan and Capital Expenditure Plan. The dial-in number for the conference call is 800-811-0667 (international/local participants dial 913-981-4901), and the Confirmation Code is 4063091. Parties interested in participating in the conference call should dial in approximately five minutes prior to 3:00 p.m. eastern time. A replay of the call will be available two hours after the call through February 23, 2007 by dialing 888-203-1112 or for international/local callers by dialing 719-457-0820. The Replay Passcode is 4063091.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS OF OPERATIONS, FINANCIAL CONDITION OR BUSINESS

Certain statements contained in this Current Report on Form 8-K that are not statements of historical fact may constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act. These statements are subject to risks and uncertainties, as described below. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, store openings, store closings, payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of the Company's management or Board of Directors, including plans or objectives relating to inventory, store development, marketing, competition, business strategy, store environment, merchandising, purchasing, pricing, distribution, transportation, store locations and information systems, (iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and (iii). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "could," "intends," "plans," "estimates", "projects" or "anticipates," variations thereof or similar expressions.

Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. The Company's future results of operations, financial condition and business operations may differ materially from the forward-looking statements or the historical information stated in this Current Report on Form 8-K. Stockholders and investors are cautioned not to put undue reliance on any forward-looking statement.

There are a number of factors and uncertainties that could cause actual results of operations, financial condition or business contemplated by the forward-looking statements to differ materially from those discussed in the forward-looking statements made herein or elsewhere orally or in writing, by, or on behalf of, the Company, including:

•	Sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and factors affecting the retail category in general;
•	The Company's ability to implement the POS software;
•	The Company's ability to train employees in the new POS system; and
•	The Company's ability to meet the time tables set forth in this Current Report and in the Lease and Proposal

Additional information regarding these and other factors may be included in the Company's annual and quarterly reports filed on Forms 10-K and 10-Q, respectively, and other public documents, copies of which are available from the Company on request. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access these periodic reports and other public documents of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Duckwall-ALCO Stores, Inc.

Date: February 6, 2007	By: /s/ Michael S. Marcus
Michael S. Marcus, Vice President &
Chief Financial Officer